Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Jeffrey Goldberger / Philip Carlson

+1 212.896.1249 / +1 212.896.1233

jgoldberger@kcsa.com / pcarlson@kcsa.com

RHINO RESOURCE PARTNERS LP ANNOUNCES

FIRST QUARTER DISTRIBUTION AND EARNINGS

RELEASE DATE

LEXINGTON, KY (April 26, 2011) — Rhino Resource Partners LP (NYSE: RNO) (“Rhino” or the “Partnership”) today is pleased to announce a cash distribution of $0.455 per common unit and subordinated unit, or $1.82 per unit on an annualized basis, which represents a 2.2% increase over its previous quarterly distribution of $0.445 per unit, or $1.78 per unit on an annualized basis.  This distribution will be paid on May 13, 2011 to all unitholders of record as of the close of business on May 2, 2011.

Rhino today also announced that it plans to release its 2011 first quarter financial results on Tuesday, May 10, 2011 before the market opens.  In connection with the earnings release, Rhino will host a conference call and webcast for investors and analysts to discuss its results for the quarter on Tuesday, May 10, 2011, at 10:00 am (ET).

Participants should call 800-299-8538 (United States/Canada) or 617-786-2902 (International) and utilize the confirmation code 62203772. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 888-286-8010 (United States/Canada) or 617-801-6888 (International) and enter confirmation code 57547559. The recording will be available from 1:00 pm (ET) on Tuesday, May 10, 2011 through Tuesday, May 17, 2011 at 11:59 p.m. (ET). A live broadcast of the earnings conference call will also be available via the Internet at www.rhinolp.com under ‘Investor Relations’. The webcast will be archived on the site for one year.

About Rhino Resource Partners LP

Rhino is a growth-oriented limited partnership formed to control and operate steam and metallurgical coal properties and related assets in Central Appalachia, Northern Appalachia, the Illinois Basin and the Western Bituminous region. In addition, the Partnership intends to expand its operations through strategic acquisitions, including the acquisition of stable, cash generating non-coal natural resource assets to enable Rhino to increase its cash distributions over time.

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